EXHIBIT 99.1

LITHIA MOTORS FOURTH QUARTER 2007 EARNINGS AND
CONFERENCE CALL SCHEDULED FOR FEBRUARY 20, 2008

MEDFORD, OREGON, February 7, 2008 (1:00 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) today announced that its fourth quarter 2007 earnings will be released on Wednesday, February 20th, 2008 at 1:00 p.m., PT.

CONFERENCE CALL INFORMATION

A conference call to discuss the results is scheduled for the same day at 2:00 p.m. PT; and 5:00 p.m. ET.

HOW TO PARTICIPATE:

DOMESTIC AND INTERNATIONAL CALLS: 973-582-2717
Conference ID #: 30769691

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A playback of the conference call will be available on the same day, approximately one hour after completion of the call, and will be available until March 5, 2008. The playback can be accessed by calling 800-642-1687 (access code: 30769691) or by visiting the Investor Relations section of the Lithia Motors website; www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new and all brands of used vehicles at 111 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com , or through the recently launched www.L2.com . Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006. Lithia is publicly traded (NYSE: LAD) and is available on the web at www.Lithia.com.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations